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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 5, 1999, on the financial statements of Bonneville Construction Company, Inc. as of and for the year ended December 31, 1998 included in this Form 8-K of Quanta Services, Inc. It should be noted that we have not audited any financial statements of Bonneville Construction Company, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

McGladrey & Pullen, LLP

Las Vegas, Nevada
October 27, 1999